UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2023

NEW YORK COMMUNITY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31565	06-1377322
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

102 Duffy Avenue, Hicksville, New York 11801

(Address of principal executive offices)

(516) 683-4100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NYCB	New York Stock Exchange
Bifurcated Option Note Unit SecuritiES SM	NYCB PU	New York Stock Exchange
Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, $0.01 par value	NYCB PA	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On March 24, 2023, the Board of Directors of New York Community Bancorp, Inc. (the “Company”) appointed Executive Vice President and Chief Accounting Officer, Bryan L. Marx, as principal accounting officer of the Company. Mr. Marx will serve as the Company’s principal accounting officer in his current capacity as Executive Vice President and Chief Accounting Officer of the Company and John J. Pinto, the Senior Executive Vice President and Chief Financial Officer of the Company, who has been serving as both principal financial officer and principal accounting officer, will continue serving as the Company’s principal financial officer.

Mr. Marx, age 47, joined the Company as Executive Vice President and Chief Accounting Officer in connection with the completion of the Company’s acquisition of Flagstar Bancorp, Inc. (“Flagstar”) on December 1, 2022. From 2013 to November 30, 2022, Mr. Marx served as Chief Accounting Officer of Flagstar. and, prior to joining Flagstar, he was employed by PriceWaterhouseCoopers LLP as a senior manager in the Banking and Capital Markets practice.

Mr. Marx is an “at will” employee and does not have an employment or severance agreement with the Company. The written and unwritten arrangements under which Mr. Marx is compensated include:

•	a base salary, which is currently $297,025, reviewed annually by the Compensation Committee of the Board of Directors of the Company;

•	eligibility for cash bonuses and eligibility for awards under the Company’s 2020 Omnibus Incentive Plan, as determined by the Compensation Committee; and

•	a broad-based benefits package offered to all employees, including medical, dental and vision benefits and long-term disability, life, accidental death and dismemberment and voluntary life insurance.

No material plan, contract or arrangement has been entered into, or materially amended, in connection with Mr. Marx’s appointment as the Company’s principal accounting officer and no grant or award has been made to Mr. Marx under any such plan, contract or arrangement in connection with his appointment as principal accounting officer.

There are no family relationships between Mr. Marx and any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he has been selected as an officer of the Company. Except as provided above, there have been no transactions directly or indirectly involving Mr. Marx that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023	NEW YORK COMMUNITY BANCORP, INC.

/s/ Salvatore DiMartino
Salvatore DiMartino
Executive Vice President
Chief of Staff to the CEO